UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 23, 2009

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA	19056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On June 23, 2009, StoneMor GP LLC, a Delaware limited liability company and the general partner (the “General Partner”) of, and acting on behalf of, StoneMor Partners L.P., a Delaware limited partnership (the “Company”), and Robert B. Hellman, Jr., its director, entered into a Director Restricted Phantom Unit Agreement (the “Director Agreement”) under the Company’s Long-Term Incentive Plan. Pursuant to the Director Agreement, commencing with the first regular quarterly board meeting of the General Partner in 2009, Mr. Hellman’s compensation in the annual amount of $12,500 payable in consideration for his service as a director will be deferred and credited, in the form of phantom units, to a mandatory deferred compensation account (the “Account”) established by the General Partner for Mr. Hellman. Under the Director Agreement, Mr. Hellman is also entitled to distribution equivalent rights, and the General Partner will credit the Account, solely in phantom units, with an amount equal to the cash distributions paid on common units representing limited partner interests. The terms of the Director Agreement are substantially similar to those of the Director Restricted Phantom Unit Agreement between the General Partner and its other non-employee directors described in, and attached to, the Company’s Current Report on Form 8-K dated June 5, 2006.

This summary is not intended to be complete and is qualified in its entirety by reference to the Director Agreement, which is incorporated by reference in its entirety herein and a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

In addition, Mr. Hellman’s annual cash retainer was reduced from $25,000 to $22,500 effective January 1, 2009, which is similar to the annual cash retainer received by other non-employee directors of the General Partner. Mr. Hellman will also receive a meeting fee of $1,000 for each meeting of the board of directors attended in person, $750 for each committee meeting attended in person, a fee of $500 for participation in each telephone board call that is greater than one hour, but less than two hours, and $1,000 for participation in each telephone board call that is two hours or more, which fees are similar to those received by other non-employee directors of the General Partner.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Director Restricted Phantom Unit Agreement by and between StoneMor GP LLC and Robert Hellman dated June 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

Date: June 29, 2009	By:	StoneMor GP LLC
its general partner

	By:	/s/ William R. Shane
	Name:	William R. Shane
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Director Restricted Phantom Unit Agreement by and between StoneMor GP LLC and Robert Hellman dated June 23, 2009.

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